POWER OF ATTORNEY

The undersigned hereby constitutes and appoints each of Nicholas J. Yocca, James Toto, and Brooke Park, each signing singly, with full power of substitution, the undersigned's true and lawful attorney-in-fact to:

	(1)	execute for and on behalf of the undersigned, in
the undersigned's capacity as a beneficial owner of Common
Stock of Convergence Ethanol, Inc., a Nevada corporation (the "Company"), from time to time: (i) Form ID, including any attached documents; (ii) Form 3, Initial Statement of Beneficial Ownership of Securities, including any attached documents;
(iii) Form 4, Statement of Changes in Beneficial Ownership of Securities, including any attached documents; (iv) Form 5, Annual Statement of Beneficial Ownership of Securities in accordance with Section 16(a) of the Securities Exchange Act of 1934, as amended, and the rules thereunder, including any attached documents; (v) Schedule 13D; and (vi) amendments of each thereof, in accordance with the Securities Exchange Act of 1934, as amended, and the rules thereunder, including any attached documents; and

	(2)	do and perform any and all acts for and on
behalf of the undersigned which may be necessary or desirable to complete, execute and file such form(s) with the United States Securities and Exchange Commission and any stock market or similar authority; and

	(3)	take any other action of any type whatsoever
in connection with the foregoing which, in the opinion of such attorney-in-fact, may be of benefit to, in the best interest of, or legally required by, the undersigned, it being understood that the documents executed by such attorney-in-fact on behalf of the undersigned pursuant to this Power of Attorney shall be in such form and shall contain such terms and conditions as such attorney-in-fact may approve in such attorney-in-fact's discretion.

	The undersigned hereby grants to each such attorney-in-fact, acting singly, full power and authority to do and perform any and every act and thing whatsoever requisite, necessary or proper to be done in the exercise of any of the rights and powers herein granted, as fully to all intents and purposes as the undersigned might or could do if personally present, with full power of substitution or revocation, hereby ratifying and confirming all that such attorney-in-fact, or such attorney-in-fact's substitute or substitutes, shall lawfully do or cause to be done by virtue of this power of attorney and the rights and powers herein granted. The undersigned acknowledges that the foregoing attorneys-in-fact, in serving in such capacity at the request of the undersigned, are not assuming, nor is the Company assuming, any of the undersigned's responsibilities to comply with Section 16 or Regulation 13D-G of the Securities Exchange Act of 1934, as amended. The undersigned hereby agrees to indemnify the attorneys in fact from and against any demand, damage, loss, cost or expense arising from any false or misleading information provided by the undersigned to any of the attorneys-in fact.

	This Power of Attorney shall remain in full force and effect until the undersigned is no longer required to file such forms with respect to the undersigned's holdings of and transactions in securities issued by the Company, unless earlier revoked by the undersigned in a signed writing delivered to the foregoing attorneys-in-fact.

      IN WITNESS WHEREOF, the undersigned has caused this Power of Attorney to be executed as of March 19, 2007.

                                      /s/Charles L. Christensen
                                      Charles L. Christensen




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